EXHIBIT 23(b)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 8, 1996 included in Thermedics Inc.'s Form 8-K/A for the Orion Lab Products Division of Analytical Technology, Inc. dated December 1, 1995 and to all references to our Firm included in this registration statement.



        ARTHUR ANDERSEN LLP

        Boston, Massachusetts